UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025

BrightSpring Health Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41938	82-2956404
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 N. Whittington Parkway
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 502 394-2100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTSG	The Nasdaq Stock Market LLC
6.75% Tangible Equity Units	BTSGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Amendment”) amends the Current Report on Form 8-K filed by BrightSpring Health Services, Inc. (the “Company”) on March 5, 2025 (the “Original Form 8-K”), which disclosed, among other things, the departure of Jim Mattingly as the Company’s Chief Financial Officer and the appointment of Jennifer Phipps as the Company’s Chief Financial Officer, effective March 4, 2025 (the “Transition Date”). At the time of the filing of the Original Form 8-K, the Compensation Committee (the “Committee”) of the Company’s Board of Directors had not yet determined the terms of Mr. Mattingly’s separation. The Company is filing this Amendment to disclose the terms of Mr. Mattingly’s separation. No other changes have been made to the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2025, the Committee approved that certain Severance Agreement, dated as of April 14, 2025, by and between Res-Care, Inc., an affiliate of the Company, and Mr. Mattingly (the “Severance Agreement”), pursuant to which Mr. Mattingly’s employment with the Company terminated on the Transition Date; provided, that, from and after such date, and at such times and from time to time as agreed upon between Company and Mr. Mattingly, Mr. Mattingly will provide transition and consulting services to Company in exchange for consideration as agreed upon between Company and Mr. Mattingly.

Subject to Mr. Mattingly’s timely execution and non-revocation of the Severance Agreement, the Severance Agreement provides for the following:

•
Payment of Mr. Mattingly’s then-current base salary through April 2026, payable on the Company’s regular payroll schedule;
•
Up to 18 months of continued payment of the employer portion of Mr. Mattingly’s COBRA coverage premiums;
•
Payment of Mr. Mattingly’s 2024 performance bonus (based on actual performance), payable in 2025 at the same time as other Company executives receive payment;
•
A pro rata payment of Mr. Mattingly’s 2025 performance bonus (assuming 100% of target and based on the number of days in 2025 until March 31, 2025), payable in 2026 at the same time as other Company executives receive payment;
•
Accelerated vesting of the portion of Mr. Mattingly’s outstanding unvested time-based vesting stock options and restricted stock units that otherwise would have vested through January 2026;
•
Waiver of the continuous service requirement otherwise applicable to the vesting of Mr. Mattingly’s unvested performance-based stock option; and
•
The extension of the post-termination exercise period for Mr. Mattingly’s vested stock options (after giving effect to the aforementioned acceleration and waiver) from ending on the three (3) month anniversary of the date he ceases providing services to the Company to ending on the last day of the applicable option period of the award.

The Separation Agreement also contains a general release of claims by Mr. Mattingly, as well as a customary covenants regarding non-solicitation and cooperation in order to ensure a smooth transition following Mr. Mattingly’s separation.

The foregoing summary of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Severance Agreement, dated as of April 14, 2025, by and between Res-Care, Inc. and James Mattingly.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTSPRING HEALTH SERVICES, INC.

Date:	April 15, 2025	By:	/s/ Jennifer Phipps
		Name: Title:	Jennifer Phipps Executive Vice President and Chief Financial Officer